FRANCISCO V. AGUILAR
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).
2. Indicate the current number of authorized shares and par value, if any, and each class or series before the change.
3. Indicate the number of authorized shares and par value, if any of each class or series after the change.
4. Indicate the change of the affected class or series of issued, if any, shares after the change in exchange for each issued share of the same class or series.
5. Indicate provisions, if any, regarding fractional shares that are affected by the change.
6. NRS required statement.
7. This section is optional. If an effective date and time is indicated the date must not be more than 90 days after the date on which the certificate is filed.
8. Must be signed by an Officer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: REGEN BIOPHARMA INC. Entity or Nevada Business Identification Number (NVID): NV20121260053
2. Current Authorized Shares:	The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change: 5,800,000,000 shares of Common Stock having a $.0001 par value, and 800,000,000 shares of Preferred Stock having a $.0001 par value.
3. Authorized Shares After Change:	The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change: 5,800,000,000 shares of Common Stock having a $.0001 par value, and 800,000,000 shares of Preferred Stock having a $.0001 par value.
4. Issuance:	The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series: The change affects all issued series of stock. The change is a 1 for 1500 reverse stock split of all issued series of stock. Continue...
5. Provisions:	The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby: Fractional shares of Common Stock shall be rounded up to the nearest whole share.
6. Provisions:	The required approval of the stockholders has been obtained.
7. Effective date and time: (Optional)	Date: 03/06/2023 Time: (must not be later than 90 days after the certificate is filed)
8. Signature: (Required)	X [signature] Chairman + CEO 2/3/2023 Signature of Officer / Title / Date

This form must be accompanied by appropriate fees.
If necessary, additional pages may be attached to this form.

EXHIBIT A

Certificate of Change filed Pursuant to NRS 78.209

For Nevada Profit Corporations

1. Name of corporation:

Regen Biopharma, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

5,800,000,000 shares of Common Stock having a $.0001 par value, and 800,000,000 shares of Preferred Stock having a $.0001 par value.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

5,800,000,000 shares of Common Stock having a $.0001 par value, and 800,000,000 shares of Preferred Stock having a $.0001 par value.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

The change affects all issued series of stock. The change is a 1 for 1500 reverse stock split of all issued series of stock. One share of Common Stock will be issued after the exchange for one thousand five hundred shares of Common Stock issued. One share of each series of Preferred Stock will be issued after the exchange for one thousand five hundred shares of each series of Preferred Stock issued.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Fractional shares of Common Stock shall be rounded up to the nearest whole share.

7. Effective date and time of filing: (optional) Date: March 6, 2023 Time: 9:AM